UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2006

VOLT INFORMATION SCIENCES, INC
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)     On March 9, 2006 William Shaw, President, Chairman of the Board of Directors and Co-Chief Executive Officer of Volt Information Sciences, Inc. (the “Company”) passed away.

        On March 13, 2006, James J. Groberg resigned as the Company’s Chief Financial Officer for health reasons. Mr. Groberg will remain with the Company as a Senior Vice President. (c) On March 9, 2006, Steven A. Shaw, the Company’s Co-Chief Executive Officer, assumed sole Chief Executive Officer responsibilities. On March 13, 2006, Mr. Shaw was appointed President of the Company.

(c)       Steven A. Shaw, who is 46 years old, has been Executive Vice President, Co-Chief Executive Officer and Chief Operating Officer of the Company since September 2005 and prior thereto served as Executive Vice President and Chief Operating Officer of the Company since March 2005, Senior Vice President of the Company from November 2000 until March 2005 and a Vice President of the Company from April 1997 to November 2000. He has been employed by the Company in executive capacities since November 1995. He has served as a director of the Company since August 1998. Steven A. Shaw is the son of Jerome Shaw, Executive Vice President and Secretary of the Company. In connection with his promotions, Steven A. Shaw’s annual compensation was increased $50,000, to $355,000. The Company renders various payroll and related services to a corporation primarily owned by Steven A. Shaw for which the Company received approximately $5,000 in excess of its direct costs in fiscal 2005. Such services are performed on a basis substantially similar to those performed by the Company for and at substantially similar rates as charged by the Company to unaffiliated third parties. In addition, the Company rents approximately 2,600 square feet of office space to that corporation in the Company’s El Segundo, California facility (which space is located within the Company’s facility and shares common areas), which the Company does not require for its own use, on a month-to-month basis at a rental of $1,750 per month. Based on the nature of the premises and a report from a real estate broker, the Company believes the rent is a fair and reasonable rate for the space.

        On March 13, 2006, Jack Egan, 56, who had been Vice President, Corporate Accounting and Principal Accounting Officer of the Company since January 1992, was appointed Senior Vice President-Chief Financial Officer. Mr. Egan is a Certified Public Accountant in the State of New York and has been employed by the Company in executive capacities since 1976.

        A copy of the Company’s press release dated March 9, 2006 regarding the death of William Shaw and announcing that Steven A. Shaw would assume the role as the Company’s sole Chief Executive Officer is attached hereto as Exhibit 99.1.

        A copy of the Company’s press release dated March 14, 2006 announcing that Steven A. Shaw was appointed President, the resignation as Chief Financial Officer of Mr. Groberg, and that Mr. Egan was elected as the Company’s Chief Financial Officer is attached hereto as Exhibit 99.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On March 13, 2006, the Board of Directors of the Company amended the Company’s By-Laws, effective the same day, as follows:

        Section 4.1 was amended to specifically add the Chief Financial Officer (who shall also be the Principal Financial Officer) and the Chief Accounting Officer (who shall also be the Principal Accounting Officer) as executive officers and to provide that there shall be only one President.

        Section 4.3 was amended to authorize the Board to appoint other Vice Presidents and Controllers as officers.

        Section 4.7 was amended to delete references to co-chief executive officers and co-presidents.

        Section 4.10 was amended to change the duties of the Treasurer.

        Section 4.12 was added to describe the duties of the Chief Financial Officer.

        Section 4.13 was added to describe the duties of the Chief Accounting Officer.

        Section 4.12 was renumbered Section 4.14 and amended to clarify who can fix the compensation of executive officers.

Item	9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit:

3.2	By-Laws of Volt Information Sciences, Inc., as amended through March 13, 2006.
99.1	Press Release of Volt Information Sciences, Inc. dated March 9, 2006.
99.2	Press Release of Volt Information Sciences, Inc. dated March 14, 2006.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: March 15, 2006	By: /s/ Howard B. Weinreich
Howard B. Weinreich, General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
3.2	By-Laws of Volt Information Sciences, Inc., as amended through March 13, 2006.
99.1	Press Release of Volt Information Sciences, Inc. dated March 9, 2006.
99.2	Press Release of Volt Information Sciences, Inc. dated March 14, 2006.